QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.13

PROMISSORY NOTE

$26,700,000	July 14, 2000

        FOR VALUE RECEIVED, ACCPAC INTERNATIONAL, INC. (the "Payor"), hereby promises to pay to the order of COMPUTER ASSOCIATES INTERNATIONAL, INC. or its assigns (the "Payee"), in lawful money of the United States of America, the principal sum of $26,700,000. Commencing April 1, 2001, this Note shall bear interest on the unpaid principal at the rate of seven and one-half percent (7.5%) per annum. Notwithstanding any provision of this Note, it is the intent of the parties that in any event any interest specified herein is found to violate any applicable law or regulation, this Note shall be construed or deemed amended so that the interest is reduced to the extent necessary to comply with such applicable law or regulation.

        On April 14, July 14, October 14 and January 14 of each year commencing on April 14, 2002, Payor shall make (i) equal payments of $1,335,000, consisting of principal, and (ii) payments of interest computed on the outstanding principal. All outstanding principal and accrued and unpaid interest shall become due and payable upon the earlier of (i) the consummation of a public offering of the common shares of Payor of more than 1,000,000 shares, (ii) upon transfer of ownership of more than 20% of the outstanding common stock of Payor, or (iii) a sale of substantially all of the assets of Payor.

        Payor shall have the right to prepay all or any part of the unpaid principal amount and accrued interest on this Note without any premium at any time.

        Upon (i) the failure of Payor to make any payment hereunder when due or (ii) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount and any accrued and unpaid interest hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

        This Note is the note referred to in the Assignment and Assumption Agreement, dated as of July 14, 2000, among Payor and Payee, and is subject to the terms thereof.

        The Payee is hereby authorized to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

        All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

ACCPAC INTERNATIONAL, INC.

By:	/s/ DAVID M. HOOD David M. Hood President and CEO

AMENDMENT NUMBER ONE TO PROMISSORY NOTE

        The undersigned parties hereby agree that the Promissory Note dated July 14, 2000 in the original amount of $26,700,000 executed by ACCPAC International, Inc. to the order of Computer Associates International inc. is hereby amended to provide that effective April 1, 2002, the unpaid principal of the Promissory Note shall bear interest at the rate of five and one-half percent (5.5%) per annum.

June 25, 2002

ACCPAC INTERNATIONAL, INC.

BY	/s/ DAVID HOOD

COMPUTER ASSOCIATES INTERNATIONAL, INC.

BY	/s/ [ILLEGIBLE]

AMENDMENT NUMBER TWO TO PROMISSORY NOTE

ACCPAC INTERNATIONAL, INC.

        FOR VALUE RECEIVED, the undersigned parties hereby agree that the Promissory Note (the "Note") of ACCPAC International, Inc. (the "Payor"), dated July 14, 2000, as amended by Amendment Number One thereto, dated June 25, 2002, in the original principal amount of $26,700,000, payable to Computer Associates International, Inc. (the "Payee"), is hereby amended to provide that on the day on which Payor closes an initial public offering of its common stock prior to December 31, 2003, all of the terms and conditions of the Note shall automatically, without any action being taken by the Payor or the Payee, be superseded and replaced by those terms and conditions set forth on Exhibit A hereto.

        IN WITNESS WHEREOF, the undersigned parties have executed this Amendment Number Two to Promissory Note as of this 13th day of November, 2002.

ACCPAC INTERNATIONAL, INC.
By:
/s/ DONNAT LETTMAN Name: Donnat Lettman Title: CFO

COMPUTER ASSOCIATES INTERNATIONAL, INC.
By:
/s/ IRA ZAR Name: Ira Zar Title: Executive Vice President and Chief Financial Officer

EXHIBIT A
TO AMENDMENT NUMBER TWO TO PROMISSORY NOTE

        FOR VALUE RECEIVED, ACCPAC International, Inc., a Delaware corporation (the "Payor"), promises to pay to the order of Computer Associates International, Inc., a Delaware corporation, or its registered assigns (the "Payee"), in lawful money of the United States of America, the Effective Date Principal Amount, together with all accrued and unpaid interest thereon as hereinafter provided.

        The following is a statement of the rights of the Payee and the conditions to which this Note is subject:

        1.    Definitions.    As used in this Note, the following capitalized terms have the following meanings:

        "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York are authorized to be closed.

        "Effective Date" means the date on which the Payor closes an initial public offering of its common stock.

        "Effective Date Principal Amount" means the aggregate principal amount outstanding under this promissory note, together with any accrued but unpaid interest thereon, as of the Effective Date.

        "Obligations" mean the principal, interest and other amounts payable under this Note.

        "Maturity Date" means the first day of the month immediately following the sixteenth anniversary of the Effective Date.

        "Quarterly Anniversary Dates" means each of the sixty (60) calendar dates occurring quarterly beginning with the date fifteen (15) months after the Effective Date and ending with the date one hundred ninety-two (192) months after the Effective Date.

        "Quarterly Payment Dates" means each of the sixty (60) calendar dates occurring on the first day of the month immediately following each of the Quarterly Anniversary Dates.

        "Quarterly Principal Amount" means the quotient of the Effective Date Principal Amount divided by sixty (60).

        "Treasury Bill Rate" means during each one-year period beginning on April 1 and ending on March 31 during the term hereof, the monthly average yield on United States Treasury Securities—Constant Maturity Series issued by the United States Government for a term of ten (10) years, as published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 as "Averages of Business Days" (the "Rate Release") for April of such one-year period and available at http://www.federalreserve.gov/releases/h15/data/m/tcm10y.txt. If the Rate Release is not available at the foregoing location, ACCPAC shall obtain it from an alternate publication or source which is acceptable to Payee.

2.
Payment of Interest and Principal.

(a)
The principal amount of this Note shall be due and payable quarterly in sixty (60) consecutive installments of the Quarterly Principal Amount on each of the Quarterly Payment Dates, provided, however, that the last such payment shall be in the amount necessary to repay in full all unpaid principal amount of this Note on the Maturity Date.

(b)
Interest shall accrue on the unpaid principal balance of this Note from the Effective Date until the Maturity Date at a variable rate equal to the Treasury Bill Rate plus one half of one percent (0.5%). Payor will determine the Treasury Bill Rate each year for the 12-month period beginning with April of such year. Each determination of the Treasury Bill Rate by the Payor shall be conclusive and binding absent manifest error. If, with respect to the Treasury Bill Rate, the sale of treasury securities by the United States Government has been suspended, or treasury securities are not being offered for sale by the United States Government, or the weekly average yield is no longer printed by the Federal Reserve Board in Federal Reserve

    Statistical Release H.15 or any successor format, then the Payor shall forthwith give notice thereof to the Payee and the Payee shall determine a new index for determining the interest rate to be charged on this Note which, in the good faith judgment of the Payee, shall be substantially equivalent to the Treasury Bill Rate, and the Payee shall forthwith so advise the Payor.

  (c)
  Interest on the unpaid principal balance of this Note shall be payable quarterly in arrears on each of the Quarterly Payment Dates, provided, however, that the last such payment shall be in the amount necessary to repay in full all unpaid principal amount of this Note on the Maturity Date.

  (d)
  All payments hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds in accordance with the instructions provided by the Payee to the Payor. If any payment in respect of this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable on any principal amount so extended at the rate herein specified during such extension.

        2.    Events of Default.    The occurrence of any of the following shall constitute an "Event of Default" under this Note:

          (a)    Failure to Pay.    The Payor shall fail to pay any payment of principal and/or interest on this Note on its due date, and does not cure such failure within five business days of written notice thereof from Payee; or

          (b)    Voluntary Bankruptcy or Insolvency Proceedings.    The Payor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in substantial part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

          (c)    Involuntary Bankruptcy or Insolvency Proceedings.    Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Payor or of all or a substantial part of the respective property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Payor or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

        3.    Rights of Payee Upon Event of Default.    Upon the occurrence or existence of any Event of Default, (a) with reference to an Event of Default specified in Section 3(a), upon written notice by the Payee to the Payor, all outstanding Obligations payable by the Payor hereunder shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding and (b) with reference to an Event of Default specified in Section 3(b) and (c), all outstanding Obligations payable by the Payor hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Payee may exercise any other right, power or remedy permitted to it by Law, either by suit in equity or by action at law, or both. Any reasonable costs or expenses of collection incurred by Payee after an Event of Default shall be an Obligation payable by the Payor.

        4.    Prepayment.    The Payor may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding balance due under this Note, provided that each such prepayment will be applied first to accrued interest, then to outstanding principal.

        5.    Waiver and Amendment.    Any provision of this Note may be amended, waived or modified upon the written consent of the Payor and the Payee. If any provision of this Note is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

        6.    Assignment.    Unless otherwise agreed in writing by the Payor and the Payee, neither this Note nor any of the rights, interests or obligations hereunder may be assigned or transferred, in whole or in part, by the Payor, other than by operation of law. The rights and obligations of the Payor of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the Payee.

        7.    Treatment of Note.    To the extent permitted by generally accepted accounting principles, the Payor will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

        8.    Notices.    Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by recognized overnight courier at the respective addresses below:

  (a)
  If to Payor:
  ACCPAC International, Inc.
  6700 Koll Center Parkway
  Pleasanton, California 94566
  Attention: Chief Financial Officer

    With a copy to:

    ACCPAC International, Inc.
    6700 Koll Center Parkway
    Pleasanton, California 94566
    Attention: General Counsel

  (b)
  If to the Payee:
  Computer Associates International, Inc.
  One Computer Associates Plaza
  Islandia, New York 11749
  Attention: Chief Financial Officer

    With a copy to:

    Computer Associates International, Inc.
    One Computer Associates Plaza
    Islandia, New York 11749
    Attention: General Counsel

The Payee or the Payor may by notice to the other so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

        9.    Governing Law.    This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law, rule or principle that might otherwise refer construction or interpretation of this Note to the substantive law of another jurisdiction. In the event of any dispute regarding this Note arising out of the terms of this Note, the Payor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and any right to which it may be entitled on account of its place of residence or domicile.

        10.    Headings; Construction.    The section headings herein are for convenience of reference only, do not constitute part of this Note and shall not be deemed to limit or otherwise affect any of the provisions hereof. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Note.

        [Remainder of Page Intentionally Left Blank]

QuickLinks

  Exhibit 10.13
PROMISSORY NOTE
AMENDMENT NUMBER ONE TO PROMISSORY NOTE
AMENDMENT NUMBER TWO TO PROMISSORY NOTE
EXHIBIT A TO AMENDMENT NUMBER TWO TO PROMISSORY NOTE